Exhibit 99.1

For Immediate Release
Contact:
Melissa Thompson	Jerry Daly or Carol McCune
Director of Corporate Communications	Daly Gray Public Relations (Media)
(202) 295-2228	(703) 435-6293

Interstate Hotels & Resorts Reports First-Quarter Results

               WASHINGTON, D.C., May 7, 2003—Interstate Hotels & Resorts (NYSE: IHR), the nation’s largest independent hotel management company, today reported historical results for the first quarter ended March 31, 2003. Interstate Hotels & Resorts was formed July 31, 2002, following the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation. For 2002, both historical financial data and combined pro forma financial data (assuming the merger was completed on January 1, 2002) are included in the table of this press release. Historical financial data represents results for Interstate Hotels Corporation through July 31, 2002, and results for Interstate Hotels & Resorts subsequent to July 31, 2002.

First-Quarter Results

               For the 2003 first quarter, net income was $4.4 million, or $0.21 per diluted share. Net operating loss was $(3.4) million in the 2003 first quarter. On a historical basis, net loss available to common shareholders was $(0.3) million, or $(0.05) per share, in the 2002 first quarter.

               The statement of operations for the 2003 first quarter includes the following non-recurring items and special charges:

•	$13.6 million gain on the early repayment of a $56.1 million loan from MeriStar Hospitality Corporation (NYSE: MHX).

- more -

Interstate Hotels & Resorts

•	$1.9 million of merger and integration expenses, including professional fees, travel, and other transition costs.

               Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding non-recurring items and special charges, was $3.1 million for the 2003 first quarter. First-quarter 2003 revenues were $257.2 million. Net loss, excluding non-recurring items and special charges, for the 2003 first quarter was $(2.6) million, or $(0.13) per share. The results are in line with consensus analysts’ estimates. For the first quarter of 2002, pro forma EBITDA, excluding non-recurring items and special charges, was $5.3 million and pro forma net loss, excluding non-recurring items and special charges, was $(2.0) million or $(0.10) per share. Reconciliations of EBITDA and net income (loss), excluding non-recurring items and special charges, are provided in the table of this press release.

               On July 1, 2002, MeriStar Hotels & Resorts assigned the leases of 47 hotels for $17 million to a subsidiary of Winston Hotels (NYSE: WXH) under a provision of the REIT Modernization Act that allows REITs to own their hotels’ leases. As part of that transaction, Interstate currently operates 33 of Winston’s properties. After one year, Winston has the option to terminate the management contracts and has notified Interstate of its intention to do so. Interstate expects to incur one-time cash charges of approximately $0.2 million for lease and personnel-related costs, and approximately $0.7 million of non-cash charges for the write-off of related tangible and intangible assets. Substantially all of these costs will be recorded in the 2003 second quarter. The cancellation of the contracts is expected to have minimal impact on

- more -

Interstate Hotels & Resorts

Interstate’s continuing net income, reducing the company’s continuing net income by approximately $0.1 million annually, and will not impact Interstate’s earnings per share 2003 guidance.

               Same-store revenue per available room (RevPAR) for all full-service managed hotels in the 2003 first quarter decreased 2.2 percent to $66.26. Occupancy rose 0.3 percent to 62.6 percent, and average daily rate (ADR) declined 2.5 percent to $105.87. Same-store RevPAR for all limited-service managed hotels in the 2003 first quarter decreased 2.1 percent to $47.85. Occupancy decreased 0.5 percent to 62.4 percent, and ADR decreased 1.5 percent to $76.75.

               “The industry continues to be battered by the poor economy, which was further impacted by the war with Iraq and concerns regarding severe acute respiratory syndrome (SARS),” said Paul W. Whetsell, chairman and chief executive officer. “With the conclusion of the combative phase of the war, we are hopeful that the economy will regain its footing and begin the long-anticipated turnaround.”

               “While demand has been significantly impacted by current economic conditions, Interstate produced a 1.3 percent market share gain in RevPAR for our hotels’ owners during the first quarter,” said John Emery, president and chief operating officer. “We continue to respond proactively to individual economic conditions at each of our managed hotels. With our proprietary systems and technology, we are able to aggressively manage staffing and other variable costs, based on real-time occupancy projections. We are aggressively marketing our properties through customized e-commerce and traditional marketing and revenue management programs.”

- more -

Interstate Hotels & Resorts

               “BridgeStreet Corporate Housing Worldwide’s European and Canadian markets have been negatively impacted by the war in Iraq and SARS,” said Emery. “U.S. markets, however, are performing in line with or above original forecasts, and Bridgestreet’s Licensed Global Partner Program has been positively received. We signed our first three partnership license agreements during the quarter and expect to sign additional agreements in the upcoming quarters. In Europe and Canada we expect the softness in demand to continue, based on current events. The timing of a recovery in those markets is uncertain.”

               “In our real estate operations, we continue to look for attractive acquisition opportunities with our joint venture partners,” he commented. “We originally anticipated beginning joint venture acquisition activity in the second quarter of 2003, but due to current events, the timing of this activity has been delayed. However, based on the availability and pricing we are seeing for our target properties, we expect to see increased activity in the second half of 2003.”

Capital Structure

               “The early repayment of our note payable to MeriStar in the 2003 first quarter significantly strengthens our balance sheet,” said James A. Calder, chief financial officer. “We have a strong and flexible financial structure with $24 million of availability on our line of credit as of March 31. We are well-positioned to take advantage of management and real estate investment opportunities that occur as the economy begins to improve.”

- more -

Interstate Hotels & Resorts

Key Financial Information

As of March 31, 2003:

•	Total debt of $132.8 million, consisting of $88.6 million senior debt, $40.0 million subordinated debt and a $4.2 million promissory note
•	Total debt to trailing 12-month EBITDA (as defined in our senior credit agreement) of 4.2x
•	Senior debt to trailing 12-month EBITDA (as defined in our senior credit agreement) of 2.9x
•	Annual interest coverage ratio (as defined in our senior credit agreement) of 2.8x
•	Average cost of debt of 6.9 percent

Outlook and Guidance

               “We were able to meet our earnings expectations for the first quarter of 2003 despite the geopolitical events, the high-profile SARS issue and the unstable economy,” said Emery. “While these events have not impacted our first-quarter results significantly, we are uncertain of the effect on our full-year results, specifically on our fourth-quarter incentive fees, the timing of joint venture investments and Bridgestreet Corporate Housing Worldwide’s European and Canadian operations. While earnings visibility remains difficult, we are only slightly revising our EBITDA guidance for the full year.”

               For the full year 2003, Interstate estimates net operating income of $9.7 million to $13.7 million. Interstate has lowered its guidance for EBITDA, excluding non-recurring items and special charges, by 8 percent to $31 million to $35 million. Projected net income per share, excluding non-recurring and special charges, for 2003 is estimated at $0.14 to $0.26. For the 2003 second quarter, Interstate forecasts net operating income (loss) of $(0.3) million to $0.7 million, EBITDA, excluding non-recurring items and special charges, of $6.5 million to $7.5

- more -

Interstate Hotels & Resorts

million and net income (loss) per share, excluding non-recurring items and special charges, of $(0.02) to $0.01. Reconciliations of forecasted EBITDA and net income, excluding non-recurring items and special charges, for the year ending December 31, 2003, and the three months ending June 30, 2003, are included in the table of this press release.

               Interstate will hold a conference call to discuss its first-quarter results today, May 7, at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at www.ihrco.com and click on Investor Relations and then First-Quarter Conference Call.

               Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 405-2236, pass code 533096, to hear a telephone replay. The telephone replay will be available through Monday, May 12, 2003.

               Interstate Hotels & Resorts operates 384 hospitality properties with more than 81,000 rooms in 44 states, the District of Columbia, Canada and Russia, including 55 properties managed by Flagstone Hospitality Management, a subsidiary of Interstate Hotels & Resorts. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world’s largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners.

               For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.

               This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues,

- more -

Interstate Hotels & Resorts

among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the current slowdown of the national economy, economic conditions generally and the real estate market specifically, the impact of the events of September 11, 2001, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2002.

Interstate Hotels & Resorts, Inc.
Statements of Operations
(Unaudited, in thousands except per share amounts)

	Historical		Pro-Forma (1)
	Three Months Ended March 31,		Three Months Ended
	2003	2002	March 31, 2002

Revenue
Lodging revenues	$836	$676	$32,284
Net management fees	14,195	5,658	14,160
Other fees	3,881	4,013	4,771
Corporate housing	25,819	—	24,246

	44,731	10,347	75,461
Other revenue from managed properties	212,497	62,441	174,840

Total revenue	257,228	72,788	250,301

Operating expenses by department:
Lodging expenses	620	481	9,094
Corporate housing	22,122	—	20,212
Undistributed operating expenses:
Administrative and general	18,865	6,186	22,832
Lease expense	—	—	18,036
Depreciation and amortization	4,682	2,528	4,917
Merger and integration costs	1,865	—	260
Tender offer costs	—	119	119

	48,154	9,314	75,470
Other expenses from managed properties	212,497	62,441	174,840

Total operating expenses	260,651	71,755	250,310

Net operating income (loss)	(3,423)	1,033	(9)

Interest expense, net	2,309	975	2,910
Equity in loss of affiliates	348	180	414
Gain on refinancing	(13,629)	—	—

Income (loss) before minority interests and income taxes	7,549	(122)	(3,333)

Minority interests	168	64	(18)
Income tax expense (benefit)	2,952	(71)	(1,101)

Net income (loss)	4,429	(115)	(2,214)

Mandatorily redeemable preferred stock:
Dividends	—	159	—
Accretion	—	15	—

Net income (loss) available to common shareholders	$4,429	$(289)	$(2,214)

Weighted average shares outstanding:
Basic (2)	20,577	5,272	20,127
Diluted (2)	20,846	5,272	20,127

Basic earnings (loss) per share	$0.22	$(0.05)	$(0.11)

Diluted earnings per share	$0.21	(0.05)	(0.11)

Net operating income (loss)	$(3,423)	$1,033	(9)
Depreciation and amortization	4,682	2,528	4,917

EBITDA (3)	1,259	3,561	4,908
Merger and integration costs	1,865	—	260
Tender offer costs	—	119	119

EBITDA, excluding non-recurring items and special charges (4)	$3,124	$3,680	$5,287

Net income (loss)	$4,429	$(115)	$(2,214)
Adjustments to net income (loss), net of income taxes:
Merger and integration costs	1,119	—	156
Tender offer costs	—	71	71
Gain on refinancing	(8,177)	—	—

Net loss, excluding non-recurring items and special charges (4)	$(2,629)	$(44)	$(1,987)

Basic and diluted loss per share, excluding non-recurring items and special charges	$(0.13)	$(0.01)	$(0.10)

Outlook Reconciliation (5)	Forecast

	Twelve Months	Three Months
	Ending	Ending
	December 31, 2003	June 30, 2003

Net operating income	$11,700	$200
Depreciation and amortization	14,200	4,200

EBITDA (3)	25,900	4,400
Merger and integration costs	6,000	1,500
Winston contract termination costs	900	900
Write-off of other management contract assets	200	200

EBITDA, excluding non-recurring items and special charges (4)	$33,000	$7,000

Net loss	$(60)	$(1,560)
Adjustments to net loss, net of income taxes:
Merger and integration costs	3,600	900
Winston contract termination costs	540	540
Write-off of other management contract assets	120	120

Net income, excluding non-recurring items and special charges (4)	$4,200	$—

Income per share, excluding non-recurring items and special charges	$0.20	$—

Pro-forma hotel operating statistics:	1st Qtr 2003	1st Qtr 2002

Full-service hotels:
Occupancy	62.6%	62.4%
ADR	$105.87	$108.53
RevPAR	$66.26	$67.77

Limited-service hotels:
Occupancy	62.4%	62.7%
ADR	$76.75	$77.90
RevPAR	$47.85	$48.88

(1)	Assumes the merger transaction between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. was completed on January 1, 2002.
(2)	Presented giving effect to the 4.6 shares of common stock issued to Interstate shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.
(3)	This press release includes various references to EBITDA. A significant portion of our non-current assets consist of intangible assets. Of those intangible assets, our management contracts are amortized over their remaining terms, and, in accordance with generally accepted accounting principles (GAAP), those assets are subject to straight-line amortization. Because depreciation and amortization are non-cash items, management and many industry investors believe that presentation of EBITDA is more useful. EBITDA represents consolidated earnings before interest expense, income taxes, depreciation and amortization. We believe EBITDA provides useful information to investors regarding our financial condition and results of operations because EBITDA is useful for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management also uses EBITDA as one measure in determining the value of other acquisitions and dispositions. We also believe that the rating agencies and a number of our lenders also use EBITDA for those purposes, and a number of restrictive covenants in our indebtedness measure EBITDA, so disclosing EBITDA may be useful to those investors. EBITDA is also widely used in our annual budget process.
(4)	We define EBITDA, excluding non-recurring items and special charges as EBITDA excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a continuing effect on our ongoing operations. Similarly, we define net income (loss) excluding non-recurring items and special charges as net income (loss) without the effects of those same charges, transactions and expenses. We believe that EBITDA and net income (loss) excluding non-recurring items and special charges are useful performance measures because including these non-recurring items and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include non-recurring items and special charges may not be indicative of the continuing performance of our underlying business. Therefore, we present EBITDA and net income (loss) excluding non-recurring items and special charges because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.
(5)	Our outlook reconciliation uses the mid-point of our estimates of net operating income and net loss.